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                                                                       EXHIBIT 8


    AUSTIN                      BAKER & BOTTS
   HOUSTON                         L.L.P.
   NEW YORK                    2001 ROSS AVENUE
WASHINGTON, D.C.           DALLAS, TEXAS 75201-2916     TELEPHONE (214) 953-6500
                                                       FACSIMILIE (214) 953-6503



                                                                February 4, 1994




MESA Inc.
Mesa Operating Co.
Mesa Capital Corporation
2001 Ross Avenue, Suite 2600
Dallas, Texas  75201

         Re: Registration Statement on Form S-1 (Registration No. 033-51909) of MESA Inc., Mesa Operating Co. and Mesa Capital Corporation

Ladies and Gentlemen:

                 As our opinion concerning the federal income tax consequences of the ownership and disposition of the Secured Notes, we incorporate in their entirety all statements of legal conclusion contained in the Registration Statement under the caption "Certain U.S. Federal Income Tax Consequences," other than statements expressly attributed to another person.

                 We hereby consent to the filing of this opinion of counsel as
Exhibit 8 to the Registration Statement and to the references to our firm under the caption "Certain U.S. Federal Income Tax Consequences" and "Legal Opinions" therein.

                                        Very truly yours,


                                        BAKER & BOTTS, L.L.P.